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                                                                   EXHIBIT 10.18

                             SOVEREIGN BANCORP, INC.
                   NON-EMPLOYEE DIRECTORS STOCK BONUS PROGRAM

         1.       Definitions.

                  (a)      "Bank" means Sovereign Bank.

                  (b) "Board" means the board of directors of the Corporation.

                  (c) "Change in Control" has the same meaning as is ascribed to such term, as of the Effective Date, in the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan.

                  (d) "Common Stock" means the common stock (no par value) of the Corporation.

                  (e)      "Corporation" means Sovereign Bancorp, Inc.

                  (f)      "Effective Date" means June 19, 2002.

                  (g) "Participant" means a non-employee director of the Corporation who is entitled to participate in the Program in accordance with the provisions of Sections 2 and 4 and who has not terminated as a director. Notwithstanding the preceding sentence, a Participant who terminates as a non-employee director of the Corporation after having earned an award, but before its payment, shall remain a Participant until payment is made.

                  (h) "Program" means the Sovereign Bancorp, Inc. Non-Employee Directors Stock Bonus Program.

         2. Participation. Each individual who is a non-employee director of the Corporation on the Effective Date shall become a Participant in the Program on such date. Any individual who becomes a non-employee director of the Corporation after the Effective Date, but before January 1, 2004, shall become a Participant on the date he or she commences serving as a director. Any individual who becomes a non-employee director of the Corporation after December 31, 2003 may become a Participant subject to the provisions of Section 4.

         3.       Operative Terms of the Program.

                  (a) In the event the Corporation's cash earnings, determined on a consolidated and fully-diluted basis, for 2004 equal or exceed $1.70 per share, each Participant, who remains as a non-employee director of the Corporation as of December 31, 2004, shall receive an award of 5,000 shares of Common Stock.

                  (b) In the event the Corporation's cash earnings, determined on a consolidated and fully-diluted basis, for 2005 equal or exceed $1.95 per share, each Participant, who remains as a non-employee director of the Corporation as of December 31, 2005, shall receive an award of 5,000 shares of Common Stock.

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                  (c)      In the event the Corporation's cash earnings,
         determined on a consolidated and fully-diluted basis, for 2006 equal or exceed a per share amount established by the Board prior to January 1, 2006, each Participant, who remains as a non-employee director of the Corporation as of December 31, 2006, shall receive an award of 5,000 shares of Common Stock.

                  (d) In the event the Corporation's cash earnings, determined on a consolidated and fully-diluted basis, for 2007 equal or exceed a per share amount established by the Board prior to January 1, 2007, each Participant, who remains as a non-employee director of the Corporation as of December 31, 2007, shall receive an award of 5,000 shares of Common Stock.

                  (e) Notwithstanding the preceding provisions of this section, in no event shall an award be considered earned with respect to a relevant year, nor shall it be paid, in the event the Corporation's "Tier 1 capital" is less than 5.5% as of the close of such year (unless a different number is approved by the Board), or the Bank's asset quality is worse than the average of the top 25 banks in the United States (by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios.

                  (f) All shares payable pursuant to the preceding provisions of this section shall be distributed within 30 days following the filing by the Corporation of its Form 10-K for the relevant year in which an award is earned.

                  (g) All financial calculations required in connection with this Program shall be performed by, or under the supervision of, the Compensation Committee of the Board; provided, however, that the calculation of cash earnings shall, in any event, be consistent with any year-end or other public financial release, describing year-end cash earnings, made by the Corporation with respect to the relevant year.

                  (h) Except as otherwise provided herein, no award shall be payable to any Participant for a relevant year if he or she fails to remain as a director of the Corporation, for any reason, through the end of such year.

                  (i) In the event of the occurrence of a stock split, stock dividend, reverse stock split, or similar event following the adoption of this Program and prior to any payment of an award earned with respect to a year, the number of shares payable with respect to any earned award shall be appropriately adjusted to take into account such occurrence. Fractional shares resulting from any such adjustment shall be handled as specified by the Board.

                  (j) Notwithstanding the preceding provisions of this section, in the event of the occurrence of a Change in Control, all potential awards for any current or future fiscal year shall be deemed earned as of the date of such Change in Control and shall be payable to the Participants, who are serving as directors of the Corporation immediately prior thereto, within 30 days after such Change in Control. Payment may be made in the form of equivalent consideration (if any) payable pursuant to the transaction or event constituting the Change in Control.

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                  (k)      Any award that may become payable hereunder shall be
         funded only with shares of Common Stock that shall have been previously listed with the New York Stock Exchange.

         4. Future Participants. In the case of an individual who becomes a non-employee director of the Corporation following December 31, 2003, provision may be made by the Board, in its sole discretion, for his or her participation in the Program. In the event the Board provides for the participation of such an individual, it may establish such additional or modified conditions on his or her participation as it may deem equitable or appropriate under the circumstances.

         5. Administration. Except as otherwise provided herein, this Program shall be interpreted and administered by the Board as a whole. In furtherance of such authority, the Board may prescribe such rules, regulations, forms and procedures as it deems necessary or appropriate for the proper administration of the Program.

         6. Amendment. This Program may be amended at any time and from time to time by the Board; provided, however, that no such amendment may be made which adversely affects the then rights of a Participant under the Program without his or her consent; and provided further, that no amendment may be made solely by the Board that requires the additional approval of the Corporation's shareholders for tax, securities law, exchange listing requirement or other purposes.

         7. Termination. This Program shall terminate upon the earliest to occur of the following: (i) the distribution of earned awards (if any) for the year 2007, (ii) the determination by the Compensation Committee of the Board that the specified goals for the year 2007 were not met, and (iii) the distribution of awards payable by reason of a Change in Control.

         8. Tax Withholding. Distribution of an award shall be subject to satisfaction by the Participant of any tax withholding requirements that may apply at the relevant time.

         9. Number. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

         10. Headings. The headings of the several sections of this Program document have been inserted for convenience of reference only and shall not be used in the construction of the same.

         11. Applicable Law. Except to the extent pre-empted by federal law, this Program document shall be administered, construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

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